UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.33-1/3 per share	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Heidi G. Petz as President and Chief Operating Officer

The Sherwin-Williams Company (“Sherwin-Williams”) announced that, on February 16, 2022, its Board of Directors (the “Board”) elected Heidi G. Petz to the position of President and Chief Operating Officer effective March 1, 2022. Ms. Petz will report to John G. Morikis, who will continue as Chairman and Chief Executive Officer.

Ms. Petz, age 47, has served as President, The Americas Group since March 2021. Ms. Petz served as Senior Vice President, Marketing, The Americas Group from November 2020 to March 2021 and President, Consumer Brands Group from September 2020 to November 2020. She also served as President & General Manager, Retail North America, Consumer Brands Group from March 2019 to September 2020 and Senior Vice President, Marketing, Consumer Brands Group from June 2017 to March 2019. Prior to joining Sherwin-Williams in connection with the acquisition of The Valspar Corporation (“Valspar”), Ms. Petz served as Vice President of Marketing, Consumer Business of Valspar from June 2013 to June 2017. Ms. Petz has been employed with Sherwin-Williams since June 2017.

In connection with her promotion, Ms. Petz’s annual base salary will be increased to $800,000. She will participate in Sherwin-Williams’ annual cash incentive compensation program with target and maximum award opportunities of 100% and 200%, respectively, of her base salary. Ms. Petz will also participate in Sherwin-Williams’ long-term equity incentive compensation program commensurate with her new position. She received a grant of 4,500 performance-based restricted stock units (“PRSUs”), which will vest in February 2025. The number of PRSUs that will ultimately vest will range from 0% to 200% based upon Sherwin-Williams’ performance for cumulative earnings per share and average return on net assets employed over the 2022 – 2024 performance period. Ms. Petz will continue to participate in the other components of Sherwin-Williams’ executive compensation program, including various retirement and savings plans, health and welfare programs and other benefits, which are described in Sherwin-Williams’ 2021 Proxy Statement.

There are no family relationships between Ms. Petz and any director or executive officer of Sherwin-Williams. There are no related party transactions involving Ms. Petz that are reportable under Item 404(a) of Regulation S-K.

Appointment of Justin T. Binns as President, The Americas Group and Karl J. Jorgenrud as President, Performance Coatings Group

Sherwin-Williams also announced that, effective March 1, 2022, the Board has elected Justin T. Binns as President, The Americas Group, succeeding Ms. Petz, and Karl J. Jorgenrud as President, Performance Coatings Group, succeeding Mr. Binns.

Mr. Binns, age 46, has served as President, Performance Coatings Group since November 2020. Mr. Binns held the positions of President & General Manager, Automotive Finishes Division, Performance Coatings Group from July 2018 to November 2020 and President & General Manager, Eastern Division, The Americas Group from October 2016 to July 2018. Mr. Binns has been employed with Sherwin-Williams since August 1997.

Mr. Jorgenrud, age 45, has served as President & General Manager, General Industrial Division, Performance Coatings Group since January 2020. Mr. Jorgenrud held the position of President & General Manager, Protective & Marine Division, Performance Coatings Group from June 2017 to December 2019. Prior to joining Sherwin-Williams in connection with the Valspar acquisition, he served as Vice President and General Manager, Global Functional Coatings of Valspar from September 2013 to June 2017. Mr. Jorgenrud has been employed with Sherwin-Williams since June 2017.

A copy of Sherwin-Williams’ press release, dated February 17, 2022, announcing these leadership changes is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are filed with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated February 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

February 17, 2022	By:	/s/ Stephen J. Perisutti
Stephen J. Perisutti
Vice President, Deputy General Counsel and Assistant Secretary